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                                                                    EXHIBIT 10.2

                                  SUBLEASE

         AGREEMENT OF SUBLEASE ("SUBLEASE"), made as of the ___ day of August, 1998, by and between Cornerstone Internet Solutions Company formerly known as Enteractive, Inc., d/b/a US Web Cornerstone, a Delaware corporation (hereinafter referred to as "SUBLESSOR"), having an office at 584 Broadway, Suite 505, New York, New York 10012 and Xoom, Inc., a Delaware corporation (hereinafter referred to as "SUBLESSEE"), having an address at 433 California Street, Suite 910, San Francisco, California 94104.

                                 WITNESSETH:

         WHEREAS, pursuant to a certain lease dated as of April 1, 1996, by and between Harrow Realty, Inc., as landlord ("LANDLORD"), and Utopia, Inc. Sublessor's assignor pursuant to an assignment dated December 12, 1997, as tenant, as amended on May 1, 1996 (collectively, the "LEASE") Landlord leased to Sublessor certain space (the "DEMISED PREMISES") in the building ("BUILDING") located at 25 West 45th Street, New York, New York 10076; and

         WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublet from Sublessor a portion of the Demised Premises which is more particularly set forth as the area cross-hatched on Exhibit A which is annexed hereto (the "SUBLEASED PREMISES"), and Sublessee desires to take and hire the Subleased Premises from Sublessor;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. LEASE. Sublessee hereby acknowledges receipt of a copy of the Lease with certain portions not material to this Sublease intentionally excluded, a copy of which is annexed hereto as Exhibit B. The terms and conditions of the Lease are incorporated by reference into this Sublease and made a part hereof as if herein set forth at length, Sublessor being substituted for "Landlord" under the Lease, Sublessee being substituted for "Tenant" under the Lease and the Subleased Premises being substituted for the "Premises" under the Lease. Notwithstanding the foregoing, any inconsistencies between the terms of this Sublease and the Lease which shall result from the foregoing incorporation shall be resolved in favor of this Sublease; provided however, that if such construction of terms would cause Sublessor to be in default under the terms of the Lease, then such inconsistency shall be resolved in favor of the Lease. To the extent that the definitions of the Lease incorporated by reference herein differ from or are inconsistent with the definitions contained in this Sublease, the definitions set forth in this Sublease shall prevail.

         2. DEMISE AND TERM. (A) Sublessor hereby leases to Sublessee and Sublessee hereby takes and hires from Sublessor the Subleased Premises for the term and upon the terms and conditions set forth herein, subject to the provisions of Section 41 of the Lease, and contingent upon the written consent of the Landlord to this Sublease pursuant to Section 41 of the Lease including the Landlord's consent to the use of the Subleased Premises set forth in paragraph 7 hereof ("CONSENT TO SUBLEASE").

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         (B) The term ("TERM") of this Sublease shall commence on August 15,
1998 ("COMMENCEMENT DATE"), except as otherwise provided herein, and end on May 30, 2001 ("EXPIRATION DATE"), unless sooner terminated pursuant to the provisions of this Sublease or the Lease. Sublessor warrants and represents that the term of the Lease extends beyond the Expiration Date. Promptly after execution and delivery of this Sublease, Sublessor shall request the Consent to Sublease. In the event that on or before August 10, 1998, Sublessor shall not have obtained the Consent to Sublease, both Sublessor and Sublessee shall have the right to cancel this Sublease upon two (2) days written notice to the other, and thereupon this Sublease shall cease and terminate as if the date of such cancellation was the Expiration Date as herein defined. Notwithstanding the foregoing, Sublessee shall not have the right to possession of the Subleased Premises until (i) Landlord has signed the Consent to Sublease, (ii) Sublessor has received the Security in the full amount required under Section 25 of this Sublease and (iii) Sublessor has received the sum of, $3,250.00 representing the first one and one half installments of monthly Fixed Rent payable pursuant to paragraph 3(A) of this Sublease.

         3. RENT. The rents reserved under this Sublease for the Term, shall be and consist of:

         (A) "FIXED RENT" in the amount of (a) Twenty-Six Thousand Dollars ($26,000.00) per annum, for the period beginning on August 15, 1998, through and including May 30, 2001 payable in equal monthly installments of Two Thousand One Hundred Sixty-Six and 67/100 Dollars ($2,166.67) on the first day of each month Fixed Rent payable for any partial month shall be prorated.

         (B) "ADDITIONAL RENT" consisting of all such other sums of money as shall become due from, and payable by, Sublessee to Sublessor hereunder including but not limited to 25.83% of sums payable by Sublessor to Landlord pursuant to the Porter's Wage Escalation Rider and Section 43 ("Real Estate Taxes") of the Lease utilizing a 1998 Calendar year for the base of Porter's Wage Escalation and a fiscal 1998/99 year for the base of Real Estate Tax Escalations (for default in payment of which Sublessor shall have the same remedies as for default in payment of Fixed Rent); all to be paid to Sublessor at its address hereunder referred to, or such other place, or to such agent and at such place, as Sublessor may designate by notice to Sublessee, in lawful money of the United States of America. The terms "rent", "rents" and "rental," as used herein, shall include Fixed Rent and Additional Rent.

         4.       PAYMENT OF ADDITIONAL RENT.

         Sublessee shall make all payments of Additional Rent required to be made pursuant to this Sublease within ten (10) business days after Sublessor furnishes Sublessee with a statement of the amount payable by Sublessee to Sublessor. Sublessee shall have the right to reasonably request from Sublessor copies of any applicable Landlord's statement received by Sublessor, and Sublessor shall furnish same upon request, but same shall not affect Sublessee's obligations to make the required payments hereunder. In the event that any items payable by Sublessor under the Lease, in respect of which Sublessor shall have received payments from Sublessee hereunder, are subject to adjustment by Landlord at the end of a year or other period pursuant to the terms thereof, then (a) if there has been a corresponding underpayment in the payments made by Sublessee, Sublessee shall pay to Sublessor, no later than ten (10) days after Sublessor furnishes

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to Sublessee a copy of the statement received by Sublessor from Landlord, an amount equal to such underpayment; or (b) if there has been an overpayment in such payments made by Sublessee, Sublessor shall credit against the next payment of Additional Rent coming due hereunder an amount equal to such overpayment, except that if no further payments of Additional Rent shall be due hereunder, then Sublessor shall refund such amount to Sublessee within ten
(10) days. The obligation to pay any amount payable by Sublessee, or to Sublessee as provided for in the immediately preceding sentence, shall survive the end of the term of this Sublease and shall be payable by or to Sublessee, as the case may be, in the same manner as if the Term of this Sublease had not expired or terminated.

         5. ACCEPTANCE OF SUBLEASED PREMISES. Sublessee has inspected the Subleased Premises and Sublessee agrees to accept the Subleased Premises on the Commencement Date in the condition in which the Subleased Premises exists on the Commencement Date, "as is", and further agrees that neither Sublessor nor Landlord shall have any obligation to perform any work, supply any materials, incur any expenses or make any installations, in order to prepare the Subleased Premises for Sublessee's occupancy.

         6. PERFORMANCE OF COVENANTS IN THE LEASE. Except as expressly set forth herein, during the Term of this Sublease, Sublessee shall observe and perform all of the terms, covenants, conditions, and agreements contained in the Lease to be performed and observed on the part of Sublessor, as the tenant thereunder, insofar as same pertain to the Subleased Premises, and to the extent that the same are not modified by the Sublease and all of such terms, covenants, conditions and agreements are imposed upon Sublessee, whether or not specifically set forth or referred to herein, Sublessor being substituted for "Landlord" under the Lease, Sublessee being substituted for "Tenant" under the Lease and the Subleased Premises being substituted for the "Premises" under the Lease, provided, however, that Sublessor shall not be liable for any defaults by the Landlord under the Lease and Sublessee shall not be bound by or subject to the provisions of the Lease that are not incorporated by reference into this Sublease. Sublessee hereby agrees (i) to refrain from doing or causing to be done, or suffering or permitting any thing or act to be done (except for any act or omission of Sublessor, its officers, directors, employees, agents, guests and invitees), which constitutes a default under the Lease or causes the Lease, to be canceled, terminated, forfeited or surrendered, or which makes Sublessor, as tenant under the Lease, liable for any damages, claims or penalty, and (ii) to indemnify and hold Sublessor harmless against any loss or expense suffered by Sublessor by reason of Sublessee's failure to perform Sublessee's obligations under this Sublease. Sublessor hereby agrees (i) that it will not take, or omit to take, any action which will have the effect of causing a default under the Lease, or of causing a substantial interruption in any of the services provided by Landlord to the Subleased Premises under the Lease, and (ii) to indemnify and hold Sublessee harmless against any loss or expense suffered by Sublessee by reason of Sublessor's failure to perform its obligations under this Sublease and under the Lease (except where such loss or expense is due to a default caused by Sublessee under this Sublease). Provided Sublessee is not in default under this Sublease beyond the giving of any required notice and the expiration of any grace period, Sublessor agrees not to cancel or surrender voluntarily the Lease as it affects the Subleased Premises, without the prior written consent of Sublessee. If the Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except where due to default of Sublessor (other than a default of Sublessor under the Lease caused by Sublessee under this Sublease), Sublessor shall not be liable in any manner whatsoever for such termination.

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Sublessor shall promptly forward to Sublessee any default or termination notice with respect to the Lease received by Sublessor from Landlord and this Sublease shall terminate in the event of any such termination of the Lease. A termination of the Lease to the default of Sublessor, other than Sublessor's default under the Lease caused by Sublessee under this Sublease, shall be considered a voluntary cancellation or surrender of the Lease hereunder. This Sublease is subject and subordinate in all respects to the Lease and to the matters to which the Lease is subject and subordinate. This Sublease shall Also be subject to any amendments, modifications and supplements to the Lease hereafter made between Landlord and Sublessor, provided that any such amendments, modifications or supplements to the Lease hereafter made between Landlord and Sublessor will not prevent, limit, restrict or adversely affect the use by Sublessee of the Subleased Premises or increase any of the Sublessee's monetary obligations or in any material respect its duties, obligations, responsibilities and liabilities or decrease Sublessee's rights under and in accordance with the terms of this Sublease.

         7. USE. Sublessee hereby agrees that the Subleased Premises will be occupied and used only for general and executive office use and for no other purpose, and in a manner consistent in all respects with the provisions of the Lease.

         8. SERVICES UNDER THE LEASE. Except as otherwise provided either in this Paragraph 8 or elsewhere in this Sublease, Sublessee shall be entitled, during the Term hereof, to receive all services, utilities, repairs and facilities to be provided by Landlord under the Lease insofar as such services, utilities, repairs and facilities pertain to the Subleased Premises. Sublessor shall use its reasonable efforts to secure the performance by Landlord of its obligations under the Lease with respect to the Subleased Premises for the delivery, provision and/or performance of such services, utilities, repairs and facilities as are required to be provided by Landlord under the Lease, except for such services, utilities, repairs and facilities for which Sublessor, Sublessee or any other tenant is responsible; provided, however, Sublessor shall in no event be required to commence or maintain litigation to enforce such obligations of Landlord under the Lease, or to incur any cost or expense whatsoever to secure such performance. In the event that Sublessor fails or refuses to commence or maintain any such litigation to enforce obligations of Landlord under the Lease, then and in that event, Sublessee shall have the right to do so, at Sublessee's sole cost and expense, as Sublessor's attorney-in-fact and/or assignee pursuant hereto. Sublessee agrees that Sublessor shall have no liability of any nature whatsoever to Sublessee as a consequence of Landlord's failure or delay in performing its obligations under the Lease, including, without limitation, Landlord's breach of the covenant of quiet enjoyment, provided that such failure, delay or breach is not the result of any default by the Sublessor under the Lease, and provided further, that Sublessor shall have had an opportunity to cure such default. Sublessee's obligations hereunder shall not be impaired nor shall the performance thereof be excused because of any failure or delay on Landlord's part in performing it obligations under the Lease unless such failure or delay results from Sublessor's being in default under the Lease and Sublessor's default thereunder is not due to a default of Sublessee hereunder.

         9. ALTERATIONS. Except as otherwise herein provided, Sublessee shall make no alterations, installations, additions or improvements (collectively, "ALTERATIONS") into or about the Subleased Premises except in accordance with the applicable provisions of the Lease, including but not limited to Section 3 thereof.

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         10. INSURANCE. (A) Sublessee, at Sublessee's own cost and expense, shall maintain all policies of insurance with respect to the Subleased Premises, in favor of Sublessor and Sublessee, which Sublessor is required to maintain in favor of Landlord under the Lease, including but not limited to Sections 44 thereof, and shall comply with all requirements of the Lease with respect to such insurance policies, including but not limited to types and amounts of insurance.

         (B) In the event that Sublessee shall fail to take out or continuously maintain in force the insurance policies required hereunder, Sublessor may, at its option, effect such insurance and charge the cost actually incurred by Sublessor to Sublessee, who shall pay, as Additional Rent, such sums to Sublessor.

         (C) Each of the above described policies shall contain the following endorsement, to the extent available, "It is understood and agreed that the premiums for these policies are due and payable from Sublessee only."

         11. FULL FORCE AND EFFECT OF THE LEASE. Sublessor represents that the copy of the Lease delivered to Sublessee is a true and correct copy thereof, except for the portions intentionally excluded as set forth above, none of which excluded portions are relevant in any material respect to Sublessee's obligations under this Sublease. Sublessor represents further that (a) there have been no further amendments to nor modifications of the Lease, (b) to the best of Sublessor's knowledge, neither Landlord nor Sublessor are in default under the Lease, (c) Sublessor has not received any default notices from Landlord, and (d) Sublessor has not sent any default notices to Landlord.

         12. NO REPRESENTATIONS. Sublessor has made no representations, agreements or promises with respect to the Building or the Subleased Premises or the use thereof other than those expressly set forth in this Sublease and no rights are to be deemed acquired by Sublessee, by implication or otherwise, except those expressly granted herein. This Sublease contains the entire agreement between Sublessor and Sublessee with respect to the Subleased Premises and all prior negotiations and agreements are merged in this Sublease. Any executory agreement hereafter made between Sublessor and Sublessee shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment or surrender of this Sublease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement thereof is sought.

         13. DEFAULT. (A) This Sublease and the term and estate herein granted are subject to the limitations that:

             (i) if, Sublessee shall default in the observance or performance of any term, covenant or condition of the Lease on Sublessee's part to be observed or performed, which default results in a notice of default by Landlord to Sublessor and such default shall continue for a period of five (5) days after delivery to Sublessee of a true and complete copy of Landlord's notice of default, or if such default is of a nature that it cannot be completely remedied within said five (5) day period if Sublessee fails to commence to cure such default within said five (5) day period and thereafter diligently prosecute to completion all steps necessary to remedy such default; or

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             (ii)   if, Sublessee shall default in the payment when due of
any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of three (3) days after notice by Sublessor to Sublessee of such default; or

             (iii) if, Sublessee shall default in the observance or performance of any term, covenant or condition of this Sublease on Sublessee's part to be observed or performed (other than the covenants for the payment of Fixed Rent and Additional Rent) and Sublessee shall fail to remedy such default within ten (10) days after notice by Sublessor to Sublessee of such default, or if such default is of a nature that it cannot be completely remedied within said ten (10) day period, if Sublessee shall not commence within said ten (10) day period and thereafter diligently prosecute to completion all steps necessary to remedy such default; or

             (iv) if, the Subleased Premises shall become deserted or abandoned; or

             (v) if, Sublessee's interest in this Sublease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Paragraph 19 hereof; or

             (vi) if, Sublessee shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Sublessee or of all or any part of Sublessee's property; or

             (vii) if, within sixty (60) days after the commencement of any proceeding against Sublessee, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Sublessee, or of all or any part of Sublessee's property, without the consent or acquiescence of Sublessee, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment shall be filed or issued against Sublessee or all or any part of Sublessee's property pursuant to which the Subleased Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Sublessee (except as provided in Paragraph 19 hereof);

             then, upon the occurrence, at any time prior to or during the Term, of any one or more of such events, Sublessor may, at any time thereafter, at Sublessor's sole option, give to Sublessee a five (5) days' notice of cancellation of this Sublease and, in such event, this Sublease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) day period with the same force and effect as if the date were the Expiration Date stated herein and Sublessee shall then quit and surrender the Subleased Premises to Sublessor, but Sublessee shall remain liable for damages as provided in Paragraph 27 hereof. Sublessor shall have with respect to any such default any and all of such rights and remedies as are given to Landlord under the Lease with respect to defaults by the

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tenant thereunder, all with the same force and effect as though the provisions of the Lease with respect to defaults and the rights and remedies of Landlord were set forth at length herein. If Sublessee shall default in the performance of any of Sublessee's obligations hereunder or under the provisions of the Lease, after the giving of notice and opportunity to cure as provided above, Sublessor, without thereby waiving such default, may, at Sublessor's option, perform the same for the account and at the expense of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money, including without limitation, reasonable attorneys' fees and expenses in instituting, prosecuting or defending any action or proceeding, by reason of any default of Sublessee hereunder after giving of notice and opportunity to cure as provided above, such sums paid or obligations incurred, with interest at the rate of 4% per annum above the then current prime rate charged by Citibank, N.A. or its successor, shall be deemed to be Additional Rent and shall be paid by Sublessee to Sublessor on demand.

         (B) If Sublessor shall default in the observance or performance of any term, covenant or condition of this Sublease on Sublessor's part, to be observed or performed, and Sublessor shall fail to remedy such default within ten (10) days after notice by Sublessee to Sublessor of such default, or if such default is of a nature that it cannot be completely remedied within said ten (10) day period, if Sublessor shall not commence within said ten (10) day period and thereafter diligently prosecute to completion all steps necessary to remedy such default, then if Sublessee makes any expenditures or incurs any obligations for the payment of money, including without limitation, reasonable attorney's fees and expenses instituting, prosecuting or defending any action or proceeding, by reason of such default of Sublessor hereunder, after the giving of notice and an opportunity to cure as provided above, Sublessor shall reimburse to Sublessee on demand all such sums paid by Sublessee, with interest at the rate of 4% per annum above the then current prime rate charged by Citibank, N.A. or its successor.

         14. INDEMNITY AND HOLD HARMLESS. (A) Neither Sublessor, nor its agents, shall be liable to Sublessee, its employees, agents, contractors, licensees, servants, invitees or visitors and Sublessee shall save Sublessor and its agents harmless from and against any and all liabilities, obligations, penalties, fines, suits, claims, demands, actions, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and expenses), incurred in connection with or arising from any injury to Sublessee, its employees, agents, contractors, licensees, servants, invitees or visitors or to any other person on the Subleased Premises in or about the Subleased Premises, or from any injury or damage to or loss (by theft or otherwise) of, any of Sublessee's property and/or of the property of any other person irrespective of the cause of such injury, damage or loss, other than injury, damage or loss caused by Sublessor's willful acts or omissions or negligence. Sublessee agrees to indemnify and save Sublessor and its agents harmless from and against any and all liabilities obligations, suits, claims, demands, actions, costs and expenses of any kind or nature by anyone whomsoever (including, without limitation, reasonable attorneys' fees and expenses), incurred in connection with or arising from (i) any default by Sublessee in the observance or performance of any of the terms, covenants, conditions or agreements of this Sublease on Sublessee's part to be observed or performed, beyond the expiration of any applicable grace period, or (ii) the use or occupancy or manner of use or occupancy of the Subleased Premises by Sublessee or any person claiming through or under Sublessee, other than as permitted under this Sublease, or (iii) the condition of the Subleased premises (ordinary wear and tear excepted), except if created by Sublessor, or (iv) any improper acts, omissions or negligence of Sublessee, or the employees, agents, contractors, licensees,

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servants, invitees or visitors of Sublessee, in or about the Subleased
Premises or the Building, during the Term. If any action or proceeding shall be brought against Sublessor by reason of any such claim, Sublessee, upon notice from Sublessor, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sublessor. Sublessee shall pay to Sublessor on demand, as Additional Rent, all sums which may be owing to Sublessor by reason of the provisions of this Paragraph 14. Sublessee's obligations under this Paragraph 14 shall survive the Expiration Date or sooner termination of the Term.

         (B) Sublessor agrees to indemnify and save Sublessee and its agents harmless from and against any and all liabilities, obligations, penalties, fines, suits, claims, demands, actions, costs and expenses of any kind or nature by anyone whomsoever (including, without limitation, reasonable attorneys' fees and expenses), incurred in connection with or arising from (i) any default by Sublessor in the observance or performance of any of the terms, covenants, conditions or agreements of this Sublease on Sublessor's part to be observed or performed, beyond the expiration of any applicable grace period, or (ii) the use or occupancy or manner of use or occupancy of the portion of the Demised Premises occupied only by Sublessor other than as permitted in the Lease, or
(iii) any acts, omissions or negligence of Sublessor, or the employees, agents, contractors, licensees, servants, invitees, or visitors of Sublessor in or about the Demised Premises or the Building, during the Term.

         15. NOTICES. Any notice, demand, request or other document which, under the terms of this Sublease or under any statute, must of may be given or made by the parties hereto, must be in writing, and shall be either personally delivered (provided a written receipt therefor is obtained), or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party for whom intended at its address as set forth on page 1 hereof, and, if to Sublessor, with a copy to Alter Bartfeld & Mantel LLP, 90 Park Avenue, New York, New York 10016, Attention: Arnold L. Bartfeld, Esquire or if to Sublessee, with a copy to: Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105 Attention: Craig Etlin, Esq. (provided, however, the failure to forward a copy of any notice to counsel shall not be deemed to make such notice defective). Either party, however, may designate a new or other address by written notice given in accordance with this Paragraph 15. Any notice personally delivered shall be deemed given upon the signing of a receipt therefor, and any notice so addressed and mailed shall be deemed to be given either when delivered, or, if delivery is refused, five (5) business days after the date mailed, as the case may be. Any notice, demand or request given or made by counsel for a party shall be deemed given or made by such party.

         16. COUNTERCLAIM. Sublessee hereby waives the right to interpose a counterclaim (other than mandatory counterclaims) in any summary proceeding initiated by Sublessor to remove Sublessee from the Subleased Premises.

         17. END OF TERM. On the Expiration Date, or upon any earlier termination of this Sublease, Sublessee shall quit and surrender the Subleased Premises to Sublessor broom-clean and in as good order, condition and repair as the Subleased Premises existed upon the Commencement Date except for ordinary wear and tear, any restoration of the Subleased Premises not required pursuant hereto, damage or destruction by fire and other casualty and such other damage the repair of which is not Sublessee's obligation hereunder (provided no such damage shall be due to Sublessee's negligence or misconduct), and otherwise in accordance with

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the applicable provisions of the Lease. Sublessee recognizes that Sublessor may suffer substantial damage if Sublessee fails to surrender and vacate the Subleased Premises on the Expiration Date. Sublessee, therefore, agrees that if Sublessee shall hold-over or remain in possession beyond the Expiration Date of this Sublease, Sublessee shall in addition to the provisions of Paragraph 31 below, be liable for all compensatory damages directly related thereto and arising therefrom, including any damages arising out of any lost opportunities ( and/or new leases) in connection with such holding over. All damages to Sublessor by reason of such holding-over by Sublessee may be the subject of a separate action and need not be asserted by Sublessor in any summary proceeding against Sublessee. Sublessee further agrees to indemnify Sublessor against and from any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) Sublessor incurs to dispossess Sublessee, or otherwise, resulting from Sublessee's failure to vacate the Subleased Premises on the Expiration Date. Sublessee's obligations under this Paragraph 17 shall survive the termination of this Sublease.

         18. QUIET ENJOYMENT. Sublessor covenants with Sublessee that as long as Sublessee shall pay the Fixed Rent and Additional Rent and shall duly perform all of the terms, covenants, conditions and agreements of this Sublease on its part to be performed, Sublessee shall, subject to the terms hereof and of the Lease, peaceably have, hold and enjoy the Subleased Premises during the Term provided herein without hindrance or molestation by Sublessor or any party claiming by, through or under Sublessor.

         19. ASSIGNMENT AND SUBLETTING. Sublessee, for itself, and its successors and assigns, expressly covenants that it shall not assign this Sublease, nor underlet, nor suffer, nor permit the Subleased Premises or any part thereof to be used or occupied by others, except upon the prior written consent of both (i) Sublessor, which consent shall not be unreasonably withheld or delayed, and (ii) Landlord; and provided further that any such attempted assignment, subletting, use or occupancy shall be subject to compliance with all of the terms and conditions contained in Section 41 of the Lease and to the rights of Landlord thereunder.

         20. EFFECT OF TERMINATION OF THE LEASE. Notwithstanding the provisions of Paragraph 2 hereof, the Term of this Sublease shall end one day prior to the Term of the Lease if Landlord shall terminate the Lease in accordance with its terms. Upon receipt of written notice from Landlord terminating the Lease, Sublessor shall notify Sublessee of Landlord's intention to terminate the Lease and the date such termination shall be effective. In the event of such early termination by Landlord ("EARLY TERMINATION"), Sublessor shall return to Sublessee any prepaid Fixed Rent, any prepaid Additional Rent or Additional Rent covering any period following Early Termination and the Security provided in Paragraph 25 hereof, or balance of the Security as the case may be, and thereafter this Sublease shall terminate as finally and completely as if the date set forth in the Early Termination notice shall be the Expiration Date set forth herein for the termination of the Sublease Term.

         21. EFFECT OF TERMINATION OF THIS SUBLEASE. References in this Sublease to "termination" of this Sublease include expiration or earlier termination of the Term hereof or cancellation of this Sublease pursuant to any of the provisions of this Sublease, the Lease or pursuant to law. Upon the termination of this Sublease, the term and estate granted by this Sublease shall end at noon on the date of termination as if such date were the Expiration Date hereof, and neither party shall have any further obligation or liability to the other after such termination except as shall be expressly provided in this Sublease, any liability for a payment which shall have accrued with respect to any period ending prior to or at the time of termination shall survive the termination of this Sublease.

         22. REMEDIES CUMULATIVE. Each right and remedy of Sublessor and Sublessee provided for in this Sublease shall be cumulative and shall be in addition to every other right and remedy provided for in this Sublease now or hereafter existing at law or in equity or by statute or otherwise.

         23. BINDING EFFECT. The terms, covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns, except that no violation of the provisions of Paragraph 19 hereof shall operate to vest any rights in any successor or assignee of Sublessee. It is understood and agreed that the obligations of Sublessor under this Sublease shall not be binding upon Sublessor with respect to any period subsequent to the transfer of its interest in the Lease, and that in the event of such transfer said obligations shall thereafter be binding upon the transferee of the Sublessor's interest as tenant under the Lease.

         24. [INTENTIONALLY DELETED]

         25. SECURITY. A. On or before the date that is three days after Sublessor notifies Sublessee that Sublessor has received the Consent to Sublease, Sublessee shall deposit and shall thereafter maintain at all times with Sublessor until the date that is thirty (30) days after the expiration of the Term, as a security deposit (the "Security") for the faithful performance and observance by Sublessee of the covenants, agreements, terms, provisions and conditions of this Sublease, the sum of Three Thousand Eight Hundred Thirty Three and 34/100 Dollars ($3,833.34).

         B. It is agreed that in the event Sublessee defaults in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease (after notice and the expiration of any applicable grace period), Sublessor may use, apply or retain such part of the Security as shall be equal to the sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease, including, but not limited to, any damages or deficiency in the re-letting of the Subleased Premises, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Sublessor. Sublessor shall not be required to so use, apply or retain any part of the Security, but if any part thereof is so used, applied or retained in accordance with the provisions of this Section, Sublessee shall, upon demand, immediately deposit with Sublessor an amount equal to the amount so used, applied or retained.

         C. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants, agreements and conditions of this Sublease, any unapplied Security shall be returned to Sublessee within ten (10) days after the date fixed as the end of this Sublease and after delivery of the entire possession of the Subleased Premises to Sublessor.

         26. Intentionally deleted.

         27. RE-ENTRY BY SUBLESSOR; REMEDIES. (A)(I) If this Sublease and the Term shall expire and come to an end as provided in Paragraph 13 hereof:

         (a) Sublessor and its agents may immediately, or at any time thereafter, reenter the Subleased Premises or any part thereof, either by summary proceedings, or by any other applicable court action or judicial proceeding (without being liable to indictment, prosecution or damages therefor), and may repossess the Subleased Premises and the Furniture and remove any and all of their property and effects from the Subleased Premises; and

         (b) Sublessor, at its option, may relet the whole or any part or parts of the Subleased Premises, at any time or from time to time, either in the name of Sublessor or otherwise, to such subtenant or subtenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Sublessor, in its sole discretion, may determine. Sublessor shall have no obligation to relet the Subleased Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Subleased Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Sublessee of any liability under this Sublease or otherwise to affect any such liability. Sublessor, at its option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Subleased Premises as Sublessor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Sublessee of any liability under this Sublease or otherwise affecting any such liability.

             (ii) Sublessee, on its own behalf and on behalf of all persons claiming through or under Sublessee, including all creditors, does further hereby waive any and all rights which Sublessee and all such persons might otherwise have under any present or future law to (a) redeem the Subleased Premises, or re-enter or repossess the Subleased Premises, or (b) restore the operation of this Sublease, after (1) Sublessee shall have been dispossessed by a judgment or by warrant of any court or judge, (2) any re-entry by Sublessor, or (3) any expiration or termination of this Sublease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Sublease. The words "re-enter", "re-entry" and "re-entered" as used herein shall not be deemed to be restricted to their technical legal meanings. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Sublessor from invoking any other remedy allowed at law or in equity.

         (B) In the event of any breach or threatened breach by Sublessee or any person claiming through or under Sublessee, of any of the terms of this Sublease (whether or not the Term shall have commenced), Sublessor shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any other remedy allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Sublease.

         (C) (i) If this Sublease and the Term shall expire and come to an end as provided in Paragraph 13 hereof, or by or under any summary proceeding or any other action or proceeding, or if Sublessor shall re-enter the Subleased Premises as provided in this Paragraph 27 and elsewhere in this Sublease, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

         (a) Sublessee shall Pay to Sublessor all Fixed Rent, Additional Rent and other charges payable under this Sublease by Sublessee to Sublessor to the date upon this Sublease and the Term shall have expired and come to an end or to the date of re-entry upon the Subleased Premises by Sublessor, as the case may be;

         (b) All monies, if any, theretofore paid by Sublessee to Sublessor, whether as advanced Fixed Rent, Additional Rent, Security, or otherwise, shall be credited by Sublessor against any damages payable by Sublessee to Sublessor, and any surplus, if any, shall be refunded to Sublessee;

         (c) Sublessee also shall be liable for and shall pay to Sublessor, as damages, any deficiency (hereafter referred to as "DEFICIENCY") between the Fixed Rent and Additional Rent reserved in this Sublease for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents collected under any reletting for any part of such period (first deducting from the rents collected under any such reletting all of Sublessor's expenses in connection with the termination of this Sublease, and Sublessor's re-entry upon the Subleased Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Subleased Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Sublessee on the days specified in this Sublease for payment of installments of Fixed Rent. Sublessor shall be entitled to recover from Sublessee each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Sublessor's right to collect the Deficiency for any subsequent month by a similar proceeding;

             (ii) If the Subleased Premises, or any part thereof, shall be relet together with other space in the Demised Premises, rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of Section C.(i) hereof. In no event whatsoever shall Sublessee be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent and Additional Rent reserved in this Sublease. Nothing contained in Paragraph 13 hereof or this Paragraph 27 shall be deemed to limit or preclude the recovery by Sublessor from Sublessee of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Sublessor may be entitled in addition to the damages set forth in Section C.(i) hereof.

         28. CERTIFICATES. Sublessor and Sublessee shall, without charge, at reasonable intervals, and from time to time, within ten (10) business days after requests by the other, deliver a written instrument to any person, firm or corporation specified by them, duly executed and acknowledged, certifying:

         (a) that this Sublease is unmodified and in full force and effect, if there have been any modifications, that the same are in full force and effect as modified and stating any such modifications and if the Sublease is not then in full force and effect, so stating and setting forth in reasonable detail the nature of any default, deficiency or changed circumstance;

         (b) whether or not there are then existing set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Sublease and any modifications thereof on the part of Sublessee to be performed or complied with, and, if so, specifying the same;

         (c) the dates to which the Fixed Rent and Additional Rent, and other charges hereunder, have been paid; and

         (d) whether the term of this Sublease has commenced and rent is payable thereunder and whether Sublessee has accepted possession of the Subleased Premises.

         29. EXECUTION OF SUBLEASE. Submission by Sublessor of the within Sublease for execution by Sublessee shall confer no rights nor impose any obligations on either party unless and until both Sublessor and Sublessee shall have executed this Sublease, duplicate originals thereof shall have been delivered to the respective parties and Landlord shall have delivered to Sublessor the Consent to Sublease and Sublessor shall have promptly notified Sublessee of its receipt of Landlord's Consent to Sublease.

         30. ELECTRICITY. The cost of electric current provided to the Subleased Premises is included in the Fixed Rent.

         31. HOLDING OVER. If Sublessee holds over in possession after the expiration or sooner termination of the original Term or of any extended term of this Sublease, such holding over shall not be deemed to extend the Term or renew the Sublease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth, except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

         (a) 1/12 of the annual Fixed Rent set forth in this Sublease, times 2.0, plus

         (b) 1/12 of all other items of annual Additional Rent which would have been payable pursuant to this Sublease had this Sublease not expired, plus

         (c) those other items of Additional Rent (not annual Additional Rent) which would have been payable pursuant to this Sublease, had this Sublease not expired, which total sum Sublessee agrees to pay to Sublessor promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Sublessor to collect damages for Sublessee's failure to vacate the Subleased Premises after the expiration or sooner termination of this Sublease. The aforesaid provisions of this Section shall survive the expiration or sooner termination of this Sublease.

         32. LATE CHARGES. If Sublessor does not receive payment of any Fixed Rent or Additional Rent within five (5) days after any such Fixed Rent or Additional Rent is due, then Sublessee shall pay to Sublessor, as a "late charge", interest at the lesser of (i) two percent (2%) per annum above the then current prime rate charged by Citibank, N.A. or its successor, or

(ii) the maximum rate permitted by applicable law on the amount of Fixed Rent and/or Additional Rents overdue until such rental payment is made and such "late charge" shall be collectible as Additional Rent by Sublessor.

         33. ATTORNEYS' FEES. In case it shall be necessary for Sublessor to institute any action or proceeding against Sublessee for the nonpayment of rent or for the violation of any of the covenants or provisions of this Sublease or for the recovery of possession of the Subleased Premises or should Sublessor be compelled to intervene in any action or proceeding wherein Sublessee is a party in order to enforce Sublessor's interest or rights hereunder, then and in any of such events, if Sublessor shall obtain a judgment or order in its favor on the merits, sustained on appeal if one is taken, in such action or proceeding, Sublessee shall be obligated to pay to Sublessor reasonable attorneys' fees, costs and disbursements incurred for the institution and prosecution of any such action, proceeding or intervention.

         34. See Rider attached hereto and made a part hereof.

         35. See Rider attached hereto and made a part hereof.

         36. See Rider attached hereto and made a part hereof.

         37. NO BROKER. Sublessor and Sublessee represent and warrant that they have dealt with no broker or finder in connection with this Sublease other than Wharton Property Advisors, Inc. Sublessor shall pay a commission to Wharton Property Advisors, Inc. pursuant to a separate written agreement. Sublessor and Sublessee each shall indemnify, defend and save harmless the other from and against all claims arising from any breach by such party of the foregoing representation, warranty or covenant. The indemnity set forth herein shall survive the expiration or earlier termination of this Sublease.

         IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

                                   SUBLESSOR:

                                   CORNERSTONE INTERNET SOLUTIONS COMPANY

                                   By: /s/ Kenneth Gruber
                                       ----------------------------------
                                       Name: Kenneth Gruber
                                       Title: Vice President

                                   SUBLESSEE:

                                   XOOM, INC.

                                   By: /s/ Laurent Massa
                                       -----------------------------------
                                       Name: Laurent Massa
                                       Title: CEO

           RIDER TO SUBLEASE DATED AS OF AUGUST __, 1998, BETWEEN
          CORNERSTONE INTERNET SOLUTIONS COMPANY, AS SUBLESSOR, AND
               XOOM, INC., AS SUBLESSEE, FOR A PORTION OF THE
                     THIRD FLOOR AT 25 WEST 45TH STREET

34. If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Sublease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

35. Except as otherwise expressly set forth herein, all of the terms, covenants, conditions and agreements contained in the Lease are incorporated and made a part of this Sublease as though fully set forth herein and shall apply to the Subleased Premises to the extent that the same are applicable. Notwithstanding the foregoing:

(i) the following provisions of the Lease are not incorporated into this Sublease;

         (A) all of the lead-in on page 1 prior to Article 1.

         (B) Articles 30, 32, 47, 50, the Work Letter attached to the Lease, and the Electricity Rider attached to the Lease.

(ii) Article 43 of the Lease, as incorporated into this Sublease is modified by inserting the phrase "which the demised premises are a part thereof in the (A) 13th line after the word "building", (B) 32nd line after the word "building" and
(C) 34th line after the word "building", respectively.

(iii) The amendment to the Lease dated May 1, 1996, as incorporated into this Sublease, is modified by deleting the sentence "For and in consideration of such additional service exclusively, Tenant agrees that its annual (base) rent payable shall be increased during the term of this lease by an addition amount of $_______________ per annum or $__________ per month, pro rata, always subject to future increase or decrease as provided by said lease."

(iv) The Additional Clauses attached to the Lease dated December 12, 1997, as incorporated into this Sublease, are modified by deleting the provisions therein captioned "Term", Rental", Electricity", "Work" and "Miscellaneous".

36. Notwithstanding anything contrary contained herein, Sublessor's consent shaft not be required for assignments, subleases, or other transfer transactions
(i) with a corporation into or with which Sublessee is merged or consolidated or with a person or entity to which substantially all of Sublessee's assets are transferred or to which a majority of the issued and outstanding capital stocks of a corporate tenant or subtenant, or of the total interests in a partnership tenant or subtenant, or of control in a limited partnership tenant or subtenant is transferred (provided such merger or transfer is for a legitimate business purpose and not principally for the purpose of transferring the subleasehold estate created by this Sublease), and (ii) with an entity that is an affiliate of Sublessee or is controlled by, under common control with or controls Sublessee. The reorganization of Sublessee named in this Sublease to a publicly traded corporation (whether or not a change in control of such Sublessee is thereby effected) and the transfer of all of the partnership interests in, or outstanding stock of, Sublessee named in this Sublease to a publicly traded corporation shall not require Sublessor's consent Sublessor, upon Sublessee's request, shall use best efforts to cause Landlord to promptly deliver Landlord's consent to the foregoing transaction(s).

                            EXHIBITS TO SUBLEASE
                            --------------------

Subleased Premises                                   Exhibit A

Lease                                                Exhibit B

                                  EXHIBIT A
                                  ---------

                             SUBLEASED PREMISES

                       (diagram of subleased premises)

                            Suite 301 - 1000 rsf

                             25 West 45th Street

                                  EXHIBIT B
                                  ---------

                                    LEASE

   (This exhibit has not been filed as it has been deemed immaterial to an investment decision pursuant to the provisions of Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a copy of this exhibit to the Commission upon request.)

                                       21